Exhibit 99.1

Corporations Act 2001 (Cth)

Section 650D(1)

Notice of Variation — Extension of Offer

To:                                Ambassador Oil and Gas Limited ACN 152 595 429

Australian Securities and Investments Commission

ASX Limited

Each person to whom offers were made under the takeover bid referred to in this Notice

Notice of variation - extension of Offer Periods

Outback Shale Hunter Pty Ltd ACN 169 963 820 (Outback Shale Hunter) gives notice under section 650D(1) and of the Corporations Act 2001 (Cth) (Corporations Act) that:

1.                                     Pursuant to section 650C of the Corporations Act, it varies its takeover offers dated 23 June 2014 (Offers) for all the ordinary shares in Ambassador, that is contained in the bidder’s statement dated 20 June 2014 and supplementary bidder’s statement dated 20 August 2014 (Bidder’s Statement) by extending the period during which the Offers will remain open so that the Offers will now close at 7:00pm (Sydney time) on 5 September 2014 (unless further extended).

2.                                     A copy of this notice was lodged with ASIC on 22 August 2014.  ASIC takes no responsibility for the contents of the notice.

3.                                     Words defined in the Bidder’s Statement have the same meaning in this notice, unless the context requires otherwise.

/s/ Gary C. Evans	/s/ Barry J. Casson

Gary C. Evans Director Outback Shale Hunter Pty Ltd	Barry J. Casson Director Outback Shale Hunter Pty Ltd

Date:  22 August 2014